UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2015

VAPOR HUB INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-55363	27-3191889
(Commission File Number)	(IRS Employer Identification No.)

1871 Tapo Street

Simi Valley, CA 93063

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code (805) 309-0530

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 18, 2015, Vapor Hub International Inc. (the “Company”) and Typenex Co-Investment, LLC (the “Investor”) entered into a Note Settlement Agreement. The Note Settlement Agreement relates to the Secured Convertible Promissory Note issued on November 4, 2014 in the original principal amount of $1,687,500.00 (the “November Note”) pursuant to that certain Securities Purchase Agreement dated November 4, 2014 by and between the Investor and the Company (the “November Purchase Agreement”, and together with the November Note and all other documents entered into in conjunction therewith, the “November Transaction Documents”). The Note Settlement Agreement also relates to the Promissory Note issued on June 4, 2015 in the original principal amount of $245,000.00 (the “June Note”, and together with the November Note, the “Notes”) pursuant to that certain Note Purchase Agreement dated June 4, 2015 (the “June Purchase Agreement” and together with the June Note and all other documents entered into in conjunction therewith, the “June Transaction Documents” and together with the November Transaction Documents, the “Transaction Documents”).

The Note Settlement Agreement restructures the payment provision of the Notes, including the June Note which was due and payable in full on December 4, 2015. The agreement provides that the Company is to make the following payments to Investor notwithstanding the terms of the Notes (the “Restructure”): (a) a payment in the amount of $50,000.00 on or before December 15, 2015; (b) a payment in the amount of $50,000.00 on or before January 15, 2016; (c) a payment in the amount of $50,000.00 on or before February 15, 2016; and (d) a payment equal to the remaining aggregate outstanding balance of the Notes on or before March 15, 2016 (collectively, the “Note Payments”). Unless specified otherwise by Investor in a written notice delivered to Company, all Note Payments shall be applied first against the outstanding balance of the November Note until the November Note has been paid in full and thereafter against the June Note until the June Note is paid in full. Note Payments may be made in cash or, subject to certain conditions, shares of the Company’s Common Stock.

As consideration for Investor’s agreement to enter into the Note Settlement Agreement, the Company agreed to increase the outstanding balance of each Note by 15% (the “Restructure Effect”). Following the application of the Restructure Effect and including a $5,000.00 transaction expense fee, the outstanding balance of the November Note was $107,527.72 and the outstanding balance of the June Note was $281,750.00. After giving effect to the December 15, 2015 payment of $50,000, the outstanding balance of the November Note is $57,607.66.

Upon satisfaction of the Company’s obligations under the Note Settlement Agreement, the Company shall be deemed to have paid the entire outstanding balance of the Notes in full and shall have no further obligations under either Note. In addition, subject to the Company’s compliance with the terms and conditions of the Note Settlement Agreement, the Investor waives the default caused by the non-payment of the June Note on December 4, 2015.

In the event that the Company fails to comply with the conditions of the Note Settlement Agreement, the Restructure, the waiver of the June Note default, and all other accommodations given in the Note Settlement Agreement will be deemed withdrawn and the Investor will be entitled to all remedies available to it as provided in the Notes, the other Transaction Documents, and the Note Settlement Agreement.

The foregoing description of the Note Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the document, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. For a full description of the Transaction Documents, please see the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on November 10, 2014 and June 8, 2015, respectively.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Description of Exhibit

10.1	Note Settlement Agreement by and between Vapor Hub International Inc. and Typenex Co-Investment, LLC dated December 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR HUB INTERNATIONAL INC.

Date:	December 23, 2015	By:	/s/ Lori Winther
Lori Winther
Chief Financial Officer

3